EXHIBIT 33.3

Management’s Certification Regarding Compliance with Applicable Servicing Criteria

TriMont Real Estate Advisors, Inc. (the “Asserting Party”) is responsible for assessing compliance as of and for the year ended December 31, 2011 (the “Reporting Period”) with the applicable servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission’s Regulation AB as set forth in Exhibit A hereto (the “Applicable Servicing Criteria”). The transactions covered by this report are only those transactions processed by the Asserting Party in its capacity as trust or operating advisor for the asset backed securities transactions listed in Exhibit B hereto (the “Platform”).

TriMont used the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission’s Regulation AB to assess compliance with the Applicable Servicing Criteria.

The Asserting Party has assessed it compliance with the Applicable Servicing Criteria for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria as of December 31, 2011 and for the Reporting Period with respect to the Platform.

Grant Thornton LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria as of December 31, 2011 and for the Reporting Period as set forth in this assertion.

TriMont Real Estate Advisors, Inc.

March 1, 2012

/s/ Ernest J. Davis
Ernest J. Davis
Managing Director

Exhibit A

Regulation AB Criteria			DBUBS 2011-LC3	WFRBS 2011-C5	MSC 2011-C3	CFCRE 2011-C2	UBS CCMT-2011
Section	Description	Criteria	Applicable Criteria
General Servicing Considerations

(d)(1)(i)	Policies and Procedures	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreement.	N/A2	N/A2	N/A2	N/A2	N/A2

(d)(1)(ii)	Policies and Procedures (vendors)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	N/A2	N/A2	N/A2	N/A2	N/A2

(d)(1)(iii)	Back-up Servicer	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.	N/A2	N/A2	N/A2	N/A2	N/A2

(d)(1)(iv)	Fidelity Bond	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreement.	N/A2	N/A2	N/A2	N/A2	N/A2

Cash Collection and Administration

(d)(2)(i)	2 Days to deposit Payments into Custodial Accounts	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.	N/A2	N/A2	N/A2	N/A2	N/A2

Exhibit A

Regulation AB Criteria			DBUBS 2011-LC3	WFRBS 2011-C5	MSC 2011-C3	CFCRE 2011-C2	UBS CCMT-2011
Section	Description	Criteria	Applicable Criteria
(d)(2)(ii)	Wire Transfers	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel	N/A2	N/A2	N/A2	N/A2	N/A2

(d)(2)(iii)	Advances	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	N/A2	N/A2	N/A2	N/A2	N/A2

(d)(2)(iv)	Commingling	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	N/A2	N/A2	N/A2	N/A2	N/A2

Exhibit A

Regulation AB Criteria			DBUBS 2011-LC3	WFRBS 2011-C5	MSC 2011-C3	CFCRE 2011-C2	UBS CCMT-2011
Section	Description	Criteria	Applicable Criteria
(d)(2)(v)	Federally Insured Institution	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of §240.13k-1(b)(1) of this chapter. I.3 Each custodial account shall be maintained at a federally insured depository institution in trust for the applicable investor.	N/A2	N/A2	N/A2	N/A2	N/A2

(d)(2)(vi)	Unissued Checks	Unissued checks are safeguarded so as to prevent unauthorized access.	N/A2	N/A2	N/A2	N/A2	N/A2

Exhibit A

Regulation AB Criteria			DBUBS 2011-LC3	WFRBS 2011-C5	MSC 2011-C3	CFCRE 2011-C2	UBS CCMT-2011
Section	Description	Criteria	Applicable Criteria
(d)(2)(vii)	Reconciliations	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations: (a) are mathematically accurate; (b) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (c) are reviewed and approved by someone other than the person who prepared the reconciliation; and (d) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	N/A2	N/A2	N/A2	N/A2	N/A2

Exhibit A

Regulation AB Criteria			DBUBS 2011-LC3	WFRBS 2011-C5	MSC 2011-C3	CFCRE 2011-C2	UBS CCMT-2011
Section	Description	Criteria	Applicable Criteria
Investor Remittance and Reporting

(d)(3)(i)	Reports to the Investor

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: are prepared in accordance with timeframes and other terms set forth in the transaction agreements;

(a) provide information calculated in accordance with the terms specified in the transaction agreements;

(b) are filed with the Commission as required by its rules and regulations; and (d) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

			X1	X1	X1	X1	X1

(d)(3)(ii)	Investor Remittance	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	N/A2	N/A2	N/A2	N/A2	N/A2

(d)(3)(iii)	Investor’s Records	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	N/A2	N/A2	N/A2	N/A2	N/A2

Exhibit A

Regulation AB Criteria			DBUBS 2011-LC3	WFRBS 2011-C5	MSC 2011-C3	CFCRE 2011-C2	UBS CCMT-2011
Section	Description	Criteria	Applicable Criteria
(d)(3)(iv)	Remittance and Bank Statements	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	N/A2	N/A2	N/A2	N/A2	N/A2

Pool Asset Administration

(d)(4)(i)	Collateral/ Security on Pool Assets	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	N/A2	N/A2	N/A2	N/A2	N/A2

(d)(4)(ii)	Safeguard Pool Assets	Pool assets and related documents are safeguarded as required by the transaction agreements.	N/A2	N/A2	N/A2	N/A2	N/A2

(d)(4)(iii)	Changes to the Pool Assets	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	N/A2	N/A2	N/A2	N/A2	N/A2

(d)(4)(iv)	Obligor’s Payment Record	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g. escrow) in accordance with the related pool asset documents.	N/A2	N/A2	N/A2	N/A2	N/A2

Exhibit A

Regulation AB Criteria			DBUBS 2011-LC3	WFRBS 2011-C5	MSC 2011-C3	CFCRE 2011-C2	UBS CCMT-2011
Section	Description	Criteria	Applicable Criteria
(d)(4)(v)	Pool Asset Records Match UPB	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.	N/A2	N/A2	N/A2	N/A2	N/A2

(d)(4)(vi)	Loan Modifications	Changes with respect to the terms or status of an obligor’s pool asset (e.g loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	N/A2	N/A2	N/A2	N/A2	N/A2

(d)(4)(vii)	Loss Mitigation Actions	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreement.	X1	X1	X1	X1	X1

Exhibit A

Regulation AB Criteria			DBUBS 2011-LC3	WFRBS 2011-C5	MSC 2011-C3	CFCRE 2011-C2	UBS CCMT-2011
Section	Description	Criteria	Applicable Criteria
(d)(4)(viii)	Collection Efforts Documented	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment)	N/A2	N/A2	N/A2	N/A2	N/A2

(d)(4)(ix)	ARMs	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	N/A2	N/A2	N/A2	N/A2	N/A2

Exhibit A

Regulation AB Criteria			DBUBS 2011-LC3	WFRBS 2011-C5	MSC 2011-C3	CFCRE 2011-C2	UBS CCMT-2011
Section	Description	Criteria	Applicable Criteria
(d)(4)(x)	Escrow Funds	Regarding any funds held in trust for an obligor such funds are (a) analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (b) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (c)returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.	N/A2	N/A2	N/A2	N/A2	N/A2

(d)(4)(xi)	Timely Payments	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	N/A2	N/A2	N/A2	N/A2	N/A2

Exhibit A

Regulation AB Criteria			DBUBS 2011-LC3	WFRBS 2011-C5	MSC 2011-C3	CFCRE 2011-C2	UBS CCMT-2011
Section	Description	Criteria	Applicable Criteria
(d)(4)(xii)	Late Payment Penalties	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	N/A2	N/A2	N/A2	N/A2	N/A2

(d)(4)(xiii)	Obligor’s Records	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	N/A2	N/A2	N/A2	N/A2	N/A2

(d)(4)(xiv)	Delinquencies, Charge-offs, and Other Uncollectible Accounts	Delinquencies, Charge-offs, and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	N/A2	N/A2	N/A2	N/A2	N/A2

(d)(4)(xv)	Any External Enhancement	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of this Regulation AB, is maintained as set forth in the transaction agreements.	N/A2	N/A2	N/A2	N/A2	N/A2

1.	This criteria is applicable for the securitization; however, there were no specially serviced loans serviced under this securitization during the reporting period. Therefore no trust/operating advisor actions were required.

2.	With respect to Applicable Servicing Criteria cells in Exhibit A that are denoted with an “N/A2”, the criteria was not in scope for the transaction.

Exhibit B

Name	Transaction	Period of Service
DBUBS 2011-LC3	Commercial Mortgage Pass-Through Certificates, DBUBS 2011-LC3 pursuant to the Pooling and Servicing Agreement dated August 1, 2011	August 1, 2011 – December 31, 2011

WFRBS 2011-C5	Commercial Mortgage Pass-Through Certificates, WFRBS 2011-C5 pursuant to the Pooling and Servicing Agreement dated November 1, 2011	November 1, 2011 – December 31, 2011

MSC 2011-C3	Commercial Mortgage Pass-Through Certificates, MSC 2011- C3 pursuant to the Pooling and Servicing Agreement dated October 1, 2011	October 1, 2011 – December 31, 2011

CFCRE 2011-C2	Commercial Mortgage Pass-Through Certificates, CFCRE 2011-C2 pursuant to the Pooling and Servicing Agreement dated December 11, 2011	December 11, 2011 – December 31, 2011

UBS CCMT-2011	Commercial Mortgage Pass-Through Certificates, UBS CCMT-2011 pursuant to the Pooling and Servicing Agreement dated December 1, 2011	December 1, 2011 – December 31, 2011